                                                                    Exhibit 99.2

           /C O R R E C T I O N -- Equitable Resources Inc. (NYSE: EQT)/

         In the news release, Equitable Resources Reports Earnings of $0.50 per Share, issued earlier today by Equitable Resources Inc. over PR Newswire, there were multiple errors in the operating expenses in the section titled Equitable Supply (fourth paragraph) as incorrectly transmitted by PR Newswire.

         Following is the corrected paragraph for Equitable Supply:

         Operating expenses for the quarter were $33.6 million compared to $27.3 million last year. The increase in total operating expenses was due to increases of $1.5 million in severance tax related to higher gas prices, $2.3 million in depreciation, depletion and amortization expense (DD&A), $1.7 million in selling, general and administrative expense (SG&A), and $0.8 million in lease operating expense primarily related to increased road maintenance costs and property taxes. Of the $0.10 per Mcfe increase in DD&A, approximately $0.04 per Mcfe relates to the developmental drilling program, $0.03 per Mcfe relates to the purchase of the minority interest in Appalachian Basin Partners, LP and $0.03 per Mcfe relates to the change in accounting standards in the first quarter (SFAS 143). The increase in SG&A was mainly due to increased legal and insurance expense and an increase in professional staffing.

         Following is the corrected full-text version of the release:

                                                       Contact:   Patrick Kane
                                                                  (412) 553-7833

             EQUITABLE RESOURCES REPORTS EARNINGS OF $0.50 PER SHARE
                            INCREASES DIVIDEND BY 50%

         PITTSBURGH, July 18, 2003/ PRNewswire-FirstCall/ -- Equitable Resources Inc. (NYSE: EQT) today announced second quarter 2003 earnings from continuing operations before accounting change of $0.50 per diluted share. This compares with earnings from continuing operations before accounting change of $0.45 in the second quarter 2002. The Company also increased the dividend by 50% over the first quarter of 2003 to $0.30 per share.

QUARTERLY RESULTS BY BUSINESS

EQUITABLE UTILITIES

         Equitable Utilities had operating income for the second quarter of $12.7 million compared to $15.1 million reported for the same period last year. Net operating revenues for the three months ended June 30, 2003 were $44.2 million compared to $45.6 million for the same period last year. Residential distribution net operating revenues were $1.2 million lower, primarily due to weather that was 12% warmer than the prior year and 21% warmer than normal. Total operating expenses for the quarter were $31.5 million compared to $30.6 million reported during the same period last year. The increase is primarily attributed to increased insurance, legal, benefit, and bad debt expenses. These increased costs were partially offset by ongoing cost reduction initiatives.

EQUITABLE SUPPLY

         Equitable Supply had operating income for the quarter of $45.8 million, 12.5% higher than the $40.7 million earned in the same period last year. Total operating revenues were $79.4 million, $11.4 million higher than the previous year's total operating revenue of $68.0 million. Production revenues increased $8.7 million quarter over quarter to $62.3 million in 2003 from $53.6 million in 2002. The revenue increase was a result of both a net equity sales volume increase of 0.7 Bcfe and an average of net equity and monetized sales price of $3.83 per Mcfe, which was $0.37 higher than $3.46 per Mcfe for the same period last year. Gathering revenues were $2.7 million higher at $17.1 million, compared with $14.4 million in 2002.

         Operating expenses for the quarter were $33.6 million compared to $27.3 million last year. The increase in total operating expenses was due to increases of $1.5 million in severance tax related to higher gas prices, $2.3 million in depreciation, depletion and amortization expense (DD&A), $1.7 million in selling, general and administrative expense (SG&A), and $0.8 million in lease operating expense primarily related to increased road maintenance costs and property taxes. Of the $0.10 per Mcfe increase in DD&A, approximately $0.04 per Mcfe relates to the developmental drilling program, $0.03 per Mcfe relates to the purchase of the minority interest in Appalachian Basin Partners, LP and $0.03 per Mcfe relates to the change in accounting standards in the first quarter (SFAS 143). The increase in SG&A was mainly due to increased legal and insurance expense and an increase in professional staffing.

                                     (more)

         Sales volumes increased by 0.7 Bcfe to 15.5 Bcfe from 14.8 Bcfe. Total operated volumes were 22.6 Bcfe, a slight increase over 22.3 Bcfe last year.

NORESCO

         NORESCO operating income increased by $3.4 million to $2.4 million in the second quarter, compared to an operating loss of $1.0 million posted in the same period last year. Included in the loss of $1.0 million in the second quarter of last year was an impairment of $5.3 million for the Jamaican power plant. Total revenue decreased to $42.6 million compared to $46.5 million in 2002.

         Total expenses for the second quarter 2003 decreased to $6.1 million from $11.3 million in the second quarter 2002. Net of the $5.3 million Jamaica write-off, total operating expenses were relatively unchanged. Equity earnings increased $1.1 million to $1.5 million in the second quarter 2003, compared to $0.4 million in 2002. NORESCO's quarter-end backlog was $78 million, compared to $157 million a year earlier. Two large projects expected to be signed in the second quarter were delayed.

OTHER BUSINESS

Dividend

         On July 17, 2003, the Board of Directors of Equitable Resources declared a regular quarterly cash dividend of 30 cents per share, payable September 1, 2003 to shareholders of record on August 15, 2003. This is a 50% increase over the June 1, 2003 dividend and is the second increase in 2003, resulting in a total increase of 76%. Going forward, the Company is targeting dividend growth at a rate similar to the rate of earnings per share growth.

2003 Earnings Guidance

         The Company reiterates its previously forecast 2003 earnings per share of between $2.70 and $2.80. Due to significant hedges discussed below, the impact on 2003 earnings guidance from changes in the price of natural gas is expected to be less than $0.005 per share for every $0.10 change in the NYMEX natural gas price.

Hedging

         During the second quarter 2003, Equitable added to its hedge position for the years 2004 - 2010. The approximate volumes and prices of Equitable's hedges and fixed-price contracts for 2003 to 2005 are:

                                               2003        2004        2005
                                             --------    --------    --------
    Total Volume (Bcf)....................        47         49           46
    Average Price per Mcf (NYMEX)*........     $4.22      $4.50        $4.60

------------------
     * The above price is based on a conversion rate of 1.05 MMbtu/Mcf

                                     (more)

Stock Buyback

         During the quarter, Equitable Resources repurchased 483,000 shares of EQT stock. The total number of shares repurchased since October 1998 is approximately 16.2 million out of the current 18.8 million share repurchase authorization.

Westport

         Equitable owns approximately 13 million shares, or 19.5%, of Westport Resources Corporation. The Company does not have operational control of Westport. The Company changed the accounting treatment for its investment in Westport from the equity method to available for sale, effective March 31, 2003. The change in accounting methods eliminated the inclusion of Westport's results in Equitable's earnings. In the second quarter 2002, Equitable recognized a $0.6 million loss in equity earnings from its investment in Westport.

Appalachian Basin Partners

         In February 2003, the Company purchased the remaining 31% limited partnership interest in Appalachian Basin Partners, LP (ABP) from the minority interest holders. As a result, effective February 1, 2003, the Company no longer recognizes minority interest expense associated with ABP, which totaled $1.9 million in the second quarter 2002.


NON-GAAP FINANCIAL MEASURES

OPERATING INCOME, MINORITY INTEREST & EQUITY EARNINGS FROM NONCONSOLIDATED INVESTMENTS

         The Company reports operating income, minority interest and equity earnings from nonconsolidated investments by segment in this press release. Both interest and income taxes are controlled on a consolidated, corporate-wide basis, and are not allocated to the segments. Minority interest is recorded only on the Supply segment results.

           The following table reconciles operating income by segment as reported in this press release to the consolidated operating income reported in the Company's financial statements:

                                       THREE MONTHS ENDED            SIX MONTHS ENDED
                                            JUNE 30,                     JUNE 30,
                                    -------------------------  ----------------------------
                                       2003          2002           2003           2002
                                    -----------  ------------  -------------  -------------
OPERATING INCOME (THOUSANDS):
  Equitable Utilities..............  $ 12,728      $ 15,080       $ 71,755       $ 68,555
  Equitable Supply.................    45,767        40,711         94,180         79,356
  NORESCO..........................     2,432          (978)         6,353          1,643
  Unallocated expenses.............    (4,110)         (780)        (6,151)        (1,303)
                                    -----------  ------------  -------------  -------------
      Operating Income.............   $56,817      $ 54,033      $ 166,137      $ 148,251
                                    ===========  ============  =============  =============

                                     (more)

         The following table reconciles equity earnings in nonconsolidated investments by segment as reported in this press release to the consolidated equity earnings from nonconsolidated investments reported in the Company's financial statements:

                                                     THREE MONTHS ENDED            SIX MONTHS ENDED
                                                          JUNE 30,                     JUNE 30,
                                                  -------------------------  ----------------------------
                                                     2003          2002           2003           2002
                                                  -----------  ------------  -------------  -------------
EQUITY EARNINGS IN NONCONSOLIDATED INVESTMENTS,
  EXCLUDING WESTPORT
     (THOUSANDS):
      Equitable Supply.........................     $    24       $   66        $   262        $   118
      NORESCO..................................       1,452          366          2,389          1,945
      Unallocated..............................          43            -            100              -
                                                  -----------  ------------  -------------  -------------
         Total.................................     $ 1,519       $  432        $ 2,751        $ 2,063
                                                  ===========  ============  =============  =============

         Other segment non-GAAP financial measures identified in this press release are reconciled to the most comparable financial measures calculated in accordance with GAAP on the attached operational and financial reports.

         Equitable's teleconference with securities analysts will be broadcast live via Equitable's website, HTTP://WWW.EQT.COM and will be available for replay for a 30 day period.

         Equitable Resources is an integrated energy company, with emphasis on Appalachian area natural gas production supply, natural gas transmission and distribution, and leading-edge energy management services for customers throughout the United States. The Company also has energy service projects in selected international markets.

         Equitable Resources management speaks to investors from time to time. Slides for these discussions will be available online on Equitable's website. The slides will be updated periodically.


DISCLOSURES IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS RELATED TO SUCH MATTERS AS 2003 EARNINGS PER DILUTED SHARE OF BETWEEN $2.70 AND $2.80, DELIVERING LOW DOUBLE DIGIT EARNINGS AND DIVIDEND GROWTH, THE IMPACT ON EARNINGS GUIDANCE OF CHANGES IN NYMEX GAS PRICES, THE APPROXIMATE VOLUMES AND PRICES OF HEDGES AND FIXED-PRICE CONTRACTS FOR 2003 TO 2005, FINANCIAL PERFORMANCE, FUTURE COSTS SAVINGS, AND OPERATIONAL MATTERS. THE COMPANY NOTES THAT A VARIETY OF FACTORS COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS EXPRESSED IN THE COMPANY'S FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES THAT MAY AFFECT THE OPERATIONS, PERFORMANCE, GROWTH AND RESULTS OF THE COMPANY'S BUSINESS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: WEATHER CONDITIONS, COMMODITY PRICES FOR NATURAL GAS AND ASSOCIATED HEDGING ACTIVITIES, INCLUDING CHANGES IN HEDGE POSITIONS, AVAILABILITY AND COST OF FINANCING INCLUDING ACTIONS OF CREDIT RATING AGENCIES, CHANGES IN INTEREST RATES, CHANGES IN TAX LAWS, UNANTICIPATED CURTAILMENTS OR DISRUPTIONS IN PRODUCTION, TIMING AND AVAILABILITY OF REGULATORY AND GOVERNMENTAL APPROVALS, INCLUDING PENDING RATE CASES, THE TIMING AND EXTENT OF THE COMPANY'S SUCCESS IN ACQUIRING UTILITY COMPANIES AND NATURAL GAS PROPERTIES, THE ABILITY OF THE COMPANY TO DISCOVER, DEVELOP AND PRODUCE RESERVES, THE ABILITY OF THE COMPANY TO ACQUIRE AND APPLY TECHNOLOGY TO ITS OPERATIONS, THE IMPACT OF COMPETITIVE FACTORS ON PROFIT MARGINS IN VARIOUS MARKETS IN WHICH THE COMPANY COMPETES, CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND/OR THEIR INTERPRETATION, THE ABILITY OF THE COMPANY TO SUCCESSFULLY COLLECT RECEIVABLES AND NEGOTIATE LABOR CONTRACTS, INCENTIVE PLAN ACCRUALS, REALIZING THE VALUE OF WESTPORT, AND THE LEVEL OF FUTURE SHARE REPURCHASES BY THE COMPANY.

                   EQUITABLE RESOURCES, INC. AND SUBSIDIARIES
                  STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)
                      (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              Three Months Ended                     Six Months Ended
                                                                   June 30,                              June 30,
                                                           ---------------------------           ---------------------------
                                                              2003              2002                2003              2002
                                                           ---------         ---------           ---------         ---------
Operating revenues                                          $218,496          $226,671            $560,818          $520,714
Cost of sales                                                 86,426           102,653             240,396           235,820
                                                           ---------         ---------           ---------         ---------
  Net operating revenues                                     132,070           124,018             320,422           284,894
                                                           ---------         ---------           ---------         ---------

OPERATING EXPENSES:
  Operation and maintenance                                   18,601            18,412              37,456            35,996
  Production and exploration                                   8,624             6,391              17,786            12,841
  Selling, general and administrative                         28,803            23,091              61,065            48,948
  Impairment of long-lived assets                                  -             5,320                   -             5,320
  Depreciation, depletion and amortization                    19,225            16,771              37,978            33,538
                                                           ---------         ---------           ---------         ---------
    Total operating expenses                                  75,253            69,985             154,285           136,643
                                                           ---------         ---------           ---------         ---------

OPERATING INCOME                                              56,817            54,033             166,137           148,251

Charitable contribution expense                                    -                 -             (9,279)                 -
Equity earnings (losses) from nonconsolidated
 investments:
  Westport                                                         -             (625)               3,614           (4,873)
  Other                                                        1,519               432               2,751             2,063
                                                           ---------         ---------           ---------         ---------
                                                               1,519             (193)               6,365           (2,810)

Minority interest                                                  -           (1,949)               (871)           (3,399)

Interest expense                                              10,782             9,259              23,103            18,838
                                                           ---------         ---------           ---------         ---------

Income from continuing operations before income taxes
  and cumulative effect of accounting change                  47,554            42,632             139,249           123,204
Income taxes                                                  16,159            13,443              43,375            41,643
                                                           ---------         ---------           ---------         ---------

Income from continuing operations before
  cumulative effect of accounting change                      31,395            29,189              95,874            81,561
Income from discontinued operations                                -             9,000                   -             9,000
Cumulative effect of accounting change, net of tax                 -                 -             (3,556)           (5,519)
                                                           ---------         ---------           ---------         ---------

NET INCOME                                                  $ 31,395          $ 38,189            $ 92,318          $ 85,042
                                                           =========         =========           =========         =========

EARNINGS PER SHARE OF COMMON STOCK:
Basic:
  Weighted average common shares outstanding                  62,058            63,280              62,056            63,421
  Income from continuing operations before
    cumulative effect of accounting change                  $   0.51          $   0.46            $   1.55          $   1.29
  Income from discontinued operations                              -              0.14                   -              0.14
  Cumulative effect of accounting change, net of tax               -                 -              (0.06)            (0.09)
                                                           ---------         ---------           ---------         ---------
  Net income                                                $   0.51          $   0.60            $   1.49          $   1.34
                                                           =========         =========           =========         =========

Diluted:
  Weighted average common shares outstanding                  63,420            64,999              63,382            65,033
  Income from continuing operations before
    cumulative effect of accounting change                  $   0.50          $   0.45            $   1.52          $   1.25
  Income from discontinued operations                              -              0.14                   -              0.14
  Cumulative effect of accounting change, net of tax               -                 -              (0.06)            (0.08)
                                                           ---------         ---------           ---------         ---------
  Net income                                                $   0.50          $   0.59            $   1.46          $   1.31
                                                           =========         =========           =========         =========

------------------
(A) Due to the seasonal nature of the Company's natural gas distribution and energy marketing businesses and the volatility of gas prices, the interim statements for the three month periods are not indicative of results for a full year.


(B) The Company has reclassified all gains and losses on its energy trading contracts previously recorded gross to a net presentation in accordance with the FASB's fourth quarter 2002 revision of its consensus contained in EITF No. 02-3.

                               EQUITABLE UTILITIES
                        OPERATIONAL AND FINANCIAL REPORT

                                                                       Three Months Ended                    Six Months Ended
                                                                            June 30,                             June 30,
                                                                   -------------------------            -------------------------
                                                                     2003             2002                2003             2002
                                                                   --------         --------            --------         --------
                         OPERATIONAL DATA
Heating degree days (30-year average: Qtr - 705, YTD - 3,635)           554              632               3,669            3,041

Residential sales and transportation volume (MMcf)                    3,467            3,876              17,632           15,092
Commercial and industrial volume (MMcf)                               4,965            6,147              16,555           16,562
                                                                   --------         --------            --------         --------
    Total throughput (MMcf) - Distribution                            8,432           10,023              34,187           31,654
Total throughput (BBtu) - Pipeline                                   16,387           21,971              36,815           38,690
Total throughput (BBtu) - Marketing                                   5,900           37,716              20,057           88,073

Net operating revenues (thousands):
  Distribution - Utility:
     Residential                                                   $ 18,318         $ 19,528            $ 66,464         $ 59,258
     Commercial & industrial                                          9,347            8,069              30,828           26,292
     Other                                                              911              894               2,477            2,194
  Pipeline - Utility                                                 11,136           12,010              27,049           29,528
  Marketing                                                           4,467            5,131              14,580           14,260
                                                                   --------         --------            --------         --------
     Total net operating revenue                                   $ 44,179         $ 45,632            $141,398         $131,532

Total operating expenses as a % of net operating revenues             71.19%           66.95%              49.25%           47.88%

Net operating revenues/MMbtu - marketing                           $   0.76         $   0.14            $   0.73         $   0.16

Operating Income (thousands):
   Distribution - Utility                                          $  5,119         $  6,316            $ 45,934         $ 40,929
   Pipeline - Utility                                                 3,589            4,553              12,122           15,331
   Marketing                                                          4,020            4,211              13,699           12,295
                                                                   --------         --------            --------         --------
     Total                                                         $ 12,728         $ 15,080            $ 71,755         $ 68,555

Capital expenditures (thousands)                                   $ 14,708         $ 12,985            $ 23,376         $ 22,305

                    FINANCIAL DATA (THOUSANDS)
Utility revenues                                                   $ 62,485         $ 56,858            $246,810         $191,852
Marketing revenues                                                   53,135           92,102             104,919          180,859
                                                                   --------         --------            --------         --------
     Total operating revenues                                       115,620          148,960             351,729          372,711

Utility purchased gas costs                                          22,773           16,356             119,992           74,579
Marketing purchased gas costs                                        48,668           86,972              90,339          166,600
                                                                   --------         --------            --------         --------
     Net operating revenues                                          44,179           45,632             141,398          131,532

Operating expenses:
Operation and maintenance                                            12,722           12,596              25,825           24,220
Selling, general and administrative                                  11,940           11,369              30,294           25,652
Depreciation, depletion and amortization                              6,789            6,587              13,524           13,105
                                                                   --------         --------            --------         --------
     Total operating expenses                                        31,451           30,552              69,643           62,977
                                                                   --------         --------            --------         --------

Operating income                                                   $ 12,728         $ 15,080            $ 71,755         $ 68,555
                                                                   --------         --------            --------         --------

                                EQUITABLE SUPPLY
                        OPERATIONAL AND FINANCIAL REPORT

                                                                      Three Months Ended                    Six Months Ended
                                                                            June 30,                             June 30,
                                                                   -------------------------            -------------------------
                                                                     2003             2002                2003             2002
                                                                   --------         --------            --------         --------
                          OPERATIONAL DATA
Total operated volumes (MMcfe)                                       22,645           22,291              45,001           44,797
Volumes handled (MMcfe)                                              32,108           31,921              67,417           65,168
Selling, general and administrative ($/Mcfe handled)               $   0.22         $   0.17            $   0.21         $ 0.17
Capital expenditures (thousands)                                   $ 42,767         $ 36,476            $ 66,305         $ 64,047

PRODUCTION:
Net equity sales (MMcfe)                                             12,053           11,309              24,099           22,733
     Average (well-head) sales price ($/Mcfe)                      $   4.01         $   3.52            $   4.11         $   3.36

Monetized sales (MMcfe)                                               3,510            3,510               6,981            6,981
     Average (well-head) sales price ($/Mcfe)                      $   3.23         $   3.28            $   3.23         $   3.26

Average of net equity and monetized (well-head) sales price        $   3.83         $   3.46            $   3.91         $   3.34
  ($/Mcfe)

Company usage, line loss (MMcfe)                                      1,488            1,447               2,545            2,787

Lease operating expense, excluding severance tax ($/Mcfe)          $   0.29         $   0.26            $   0.30         $   0.28
Severance tax ($/Mcfe)                                             $   0.21         $   0.12            $   0.22         $   0.10
Production depletion ($/Mcfe)                                      $   0.49         $   0.39            $   0.48         $   0.39

GATHERING:
Gathered volumes (MMcfe)                                             29,177           28,917              61,729           59,532
Average gathering revenue ($/Mcfe)                                 $   0.58         $   0.50            $   0.55         $   0.50
Gathering and compression expense ($/Mcfe)                         $   0.20         $   0.20            $   0.19         $   0.20
Gathering and compression depreciation ($/Mcfe)                    $   0.10         $   0.10            $   0.09         $   0.09

OPERATING INCOME (IN THOUSANDS)
Production operating income                                        $ 40,144         $ 36,898            $ 82,751         $ 70,843
Gathering operating income                                            5,623            3,813              11,429            8,513
                                                                   --------         --------            --------         --------
     Total operating income                                        $ 45,767         $ 40,711            $ 94,180         $ 79,356

DEPRECIATION, DEPLETION AND AMORTIZATION (IN THOUSANDS)
Production depletion                                               $  8,346         $  6,345            $ 16,301         $ 12,777
Gathering and compression depreciation                                2,924            2,782               5,831            5,655
Other depreciation, depletionand amortization                           749              584               1,469            1,038
                                                                   --------         --------            --------         --------
     Total depreciation, depletionand amortization                 $ 12,019         $  9,711            $ 23,601         $ 19,470

                     FINANCIAL DATA (THOUSANDS)
Production revenues:
     Net equity sales                                              $ 48,287         $ 39,815            $ 98,964         $ 76,374
     Monetized sales                                                 11,349           11,498              22,574           22,769
     Other revenue                                                    2,656            2,270               5,433            5,254
                                                                   --------         --------            --------         --------
      Total production revenues                                      62,292           53,583             126,971          104,397

Gathering revenues                                                   17,093           14,445              34,111           30,033
                                                                   --------         --------            --------         --------
   Total operating revenues                                          79,385           68,028             161,082          134,430
                                                                   --------         --------            --------         --------

Operating expenses:
   Lease operating expense, excluding severance taxes                 5,012            4,265               9,928            9,009
   Severance tax                                                      3,499            1,970               7,386            3,380
   Land and leasehold maintenance                                       113              156                 472              452
   Gathering and compression expense                                  5,879            5,816              11,631           11,776
   Selling, general and administrative                                7,096            5,399              13,884           10,987
   Depreciation, depletion and amortization                          12,019            9,711              23,601           19,470
                                                                   --------         --------            --------         --------
     Total operating expenses                                        33,618           27,317              66,902           55,074
                                                                   --------         --------            --------         --------

Operating income                                                   $ 45,767         $ 40,711            $ 94,180         $ 79,356
                                                                   --------         --------            --------         --------

Equity earnings from nonconsolidated investments                   $     24         $     66            $    262         $    118
Minority interest                                                  $      -         $ (1,949)           $   (871)        $ (3,399)

                                     NORESCO
                        OPERATIONAL AND FINANCIAL REPORT

                                                                Three Months Ended                  Six Months Ended
                                                                     June 30,                           June 30,
                                                             -----------------------            ------------------------
                                                               2003           2002                2003            2002
                                                             --------       --------            --------        --------
                  OPERATIONAL DATA
Revenue backlog, end of period (thousands)                   $ 78,399       $157,410            $ 78,399        $157,410
Construction completed (thousands)                           $ 29,954       $ 30,917            $ 60,516        $ 52,222

Gross profit margin                                             20.0%          22.3%               20.4%           23.1%
SG&A as a % of revenue                                          13.5%          12.0%               12.4%           13.5%

Capital expenditures (thousands)                             $     98       $    183            $    146        $    364

             FINANCIAL DATA (THOUSANDS)
Energy service contract revenues                             $ 42,580       $ 46,494            $ 88,098        $ 81,933
Energy service contract costs                                  34,074         36,136              70,156          63,001
                                                             --------       --------            --------        --------
     Net operating revenues (gross profit margin)               8,506         10,358              17,942          18,932
                                                             --------       --------            --------        --------

Operating expenses:
     Selling, general and administrative                        5,733          5,572              10,899          11,088
     Impairment of long-lived assets                                -          5,320                   -           5,320
     Depreciation and depletion                                   341            444                 690             881
                                                             --------       --------            --------        --------
          Total operating expenses                              6,074         11,336              11,589          17,289
                                                             --------       --------            --------        --------

Operating income (loss)                                      $  2,432       $  (978)            $  6,353        $  1,643
                                                             ========       ========            ========        ========

Equity earnings from nonconsolidated investments             $  1,452       $    366            $  2,389        $  1,945


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